Exhibit 99.1

NYSE:BLD

A leading installer and specialty distributor of insulation and building material products to the construction industry in the United States and Canada

TopBuild Reports First Quarter 2022 Results

●	Sales increased 57.4% to $1.2 billion, same branch revenue increased 18.7%
●	Gross margin expanded 170 basis points to 28.3%, same branch gross margin expanded 290 basis points to 29.6%
●	Same branch adjusted EBITDA margin expanded 310 basis points to 18.7%

Raises Revenue and Adjusted EBITDA Outlook

Announces $100 Million Accelerated Share Repurchase

First Quarter 2022 Financial Highlights ($ in 000s)

(comparisons are to the quarter ended March 31, 2021)

3 Months Ended 3/31/22	Reported	Change
Sales	$1,168,918	57.4%

“TopBuild reported another outstanding quarter, once again demonstrating the strength of our operating model. Strong demand, coupled with our ongoing focus on managing price, achieving operational efficiency improvements, and leveraging fixed costs, drove solid conversion of top line growth to the bottom line.

“We are particularly pleased with our same branch adjusted gross margin and adjusted EBITDA margin, which expanded 290 basis points and 310 basis points, respectively, from the prior year.

“In addition, the integration of Distribution International is proceeding very well and we are confident we will achieve the $35 million to $40 million of synergies per the timeline outlined at the close of the transaction in October 2021.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

Gross Margin	28.3%	170 bps
SG&A as % of revenue	14.3%	60 bps
Operating Profit	$163,954	71.0%
Operating Margin	14.0%	110 bps
Net Income	$114,711	91.7%
Net Income per diluted share	$3.47	92.8%

3 Months Ended 3/31/22	Adjusted	Change
Sales	$1,168,918	57.4%
Gross Margin	28.3%	160 bps
SG&A as % of revenue	14.0%	40 bps
Operating Profit	$167,503	72.4%
Operating Margin	14.3%	120 bps
Net Income	$115,604	72.3%
Net Income per diluted share	$3.50	73.3%
EBITDA	$201,729	74.2%
EBITDA Margin	17.3%	170 bps

NYSE:BLD	May 5, 2022	topbuild.com

2

3 Months Ended 3/31/22	Same Branch	Change
Sales	$881,865	18.7%
Adj. Gross Margin	29.6%	290 bps
Adj. Operating Margin	16.4%	330 bps
Adj. EBITDA Margin	18.7%	310 bps
Incremental EBITDA	35.2%

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended March 31, 2021)

Installation	3 Months Ended 3/31/22	Specialty Distribution	3 Months Ended 3/31/22
Sales	$676,693	Sales	$543,862
Change		Change
Volume	3.0%	Volume	0.0%
Price	14.0%	Price	22.9%
M&A	10.0%	M&A	93.3%
Total Change	27.0%	Total Change	116.2%
Operating Margin	16.7%	Operating Margin	12.9%
Change	290 bps	Change	(120) bps
Adj. Operating Margin	16.7%	Adj. Operating Margin	13.0%
Change	280 bps	Change	(110) bps
Adj. EBITDA Margin	19.1%	Adj. EBITDA Margin	15.6%
Change	270 bps	Change	60 bps

NYSE:BLD	May 5, 2022	topbuild.com

3

Capital Allocation

2022 Acquisitions Year-to-Date

	TTM Revenue at	Month

“We have acquired four residential installation companies year-to-date. We continue to look for opportunities to expand our market presence in all three end-markets we serve and generate strong returns for our shareholders.

“We are also pleased to initiate an accelerated share repurchase, demonstrating our Board’s confidence in TopBuild’s present and future business.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

Company Acquired	Acquisition ($ millions)	Acquired
Southwest Insulation (I)	$1.7	January
Billings Insulation (I)	$6.5	February
Green Energy Solutions (I)	$2.0	March
Assured Insulating (I)	$5.5	April
Total	$15.7
I = Installation

Share Repurchases

In the first quarter, the Company repurchased 238,154 shares at an average price of $209.95 per share.

Additionally, under its current $200 million share repurchase authorization, the Company intends to enter into an agreement to repurchase $100 million of its common stock under an accelerated share repurchase (ASR) program. This will be the fourth ASR the Company has undertaken since first quarter 2017. Since January 1, 2016, through March 31, 2022, the Company has repurchased approximately 6.4 million shares of its common stock for a total investment of $472.2 million.

2022 Outlook

Sales and Adjusted EBITDA Outlook (1)

($ in millions)

2022	Low	High

“Our unique operating model and scale are significant competitive advantages that enable us to outperform in any environment. We are optimistic 2022 will be another strong year for TopBuild.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

Sales	$ 4,650	$ 4,800
Adjusted EBITDA*	$ 810	$ 860
*See table for adjusted EBITDA reconciliation.

(1) This outlook reflects management’s current view of present and future market conditions and are based on assumptions such as housing starts and completions, general and administrative expenses, weighted average diluted shares outstanding and interest rates. These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant. Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2021 Annual Report on Form 10-K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the Company’s website at www.topbuild.com

NYSE:BLD	May 5, 2022	topbuild.com

4

Conference Call

A conference call to discuss first quarter 2022 financial results is scheduled for today, Thursday, May 5, 2022, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (877) 407-9037. The conference call will be webcast simultaneously on the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and building material products to the construction industry in the United States and Canada. We provide insulation installation services nationwide through our contractor services business which has approximately 235 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our specialty distribution network encompasses approximately 175 branches. To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

(tables follow)

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales	$1,168,918	$742,798
Cost of sales	837,717	545,039
Gross profit	331,201	197,759

Selling, general, and administrative expense	167,247	101,872
Operating profit	163,954	95,887

Other income (expense), net:
Interest expense	(11,966)	(6,603)
Loss on extinguishment of debt	—	(13,862)
Other, net	684	77
Other expense, net	(11,282)	(20,388)
Income before income taxes	152,672	75,499

Income tax expense	(37,961)	(15,657)
Net income	$114,711	$59,842

Net income per common share:
Basic	$3.50	$1.82
Diluted	$3.47	$1.80

Weighted average shares outstanding:
Basic	32,738,525	32,826,515
Diluted	33,042,490	33,202,563

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

Ap
	Three Months Ended March 31,
	2022	2021
Net income	$114,711	$59,842
Other comprehensive income:
Foreign currency translation adjustment	3,218	—
Comprehensive income	$117,929	$59,842

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$126,553	$139,779
Receivables, net of an allowance for credit losses of $10,487 at March 31, 2022, and $8,798 at December 31, 2021	735,452	668,419
Inventories, net	390,061	352,801
Prepaid expenses and other current assets	29,102	26,692
Total current assets	1,281,168	1,187,691

Right of use assets	184,762	177,177
Property and equipment, net	248,438	244,574
Goodwill	1,964,297	1,949,763
Other intangible assets, net	669,797	684,209
Deferred tax assets, net	—	1,905
Other assets	13,101	13,211
Total assets	$4,361,563	$4,258,530

LIABILITIES
Current liabilities:
Accounts payable	$473,918	$461,917
Current portion of long-term debt	38,723	38,640
Accrued liabilities	207,377	175,891
Short-term operating lease liabilities	55,293	54,591
Short-term finance lease liabilities	2,610	2,387
Total current liabilities	777,921	733,426

Long-term debt	1,445,473	1,454,483
Deferred tax liabilities, net	245,674	248,243
Long-term portion of insurance reserves	53,111	51,875
Long-term operating lease liabilities	133,297	125,339
Long-term finance lease liabilities	7,631	7,770
Other liabilities	1,216	960
Total liabilities	2,664,323	2,622,096

EQUITY	1,697,240	1,636,434
Total liabilities and equity	$4,361,563	$4,258,530

	As of March 31,
	2022	2021
Other Financial Data
Receivable days	47	45
Inventory days	46	29
Accounts payable days	63	76
Receivables, net plus inventories, net less accounts payable	$651,595	$296,023
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM) †	14.8%	10.2%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash Flows Provided by (Used in) Operating Activities:
Net income	$114,711	$59,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,499	15,519
Share-based compensation	3,727	3,111
Loss on extinguishment of debt	—	13,862
Loss on sale of property and equipment	207	56
Amortization of debt issuance costs	706	422
Provision for bad debt expense	2,512	1,765
Loss from inventory obsolescence	868	653
Gain on foreign exchange	(649)	—
Deferred income taxes, net	(81)	(183)
Change in certain assets and liabilities
Receivables, net	(65,031)	(20,831)
Inventories, net	(38,570)	(2,088)
Prepaid expenses and other current assets	(2,347)	3,517
Accounts payable	12,663	(2,244)
Accrued liabilities	29,523	16,591
Other, net	745	(570)
Net cash provided by operating activities	89,483	89,422

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(18,413)	(12,284)
Acquisition of businesses, net of cash acquired	(13,967)	(61,092)
Proceeds from sale of property and equipment	253	56
Net cash used in investing activities	(32,127)	(73,320)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	—	411,250
Repayment of long-term debt	(9,634)	(415,856)
Payment of debt issuance costs	—	(6,500)
Taxes withheld and paid on employees' equity awards	(11,658)	(11,480)
Exercise of stock options	808	5,952
Repurchase of shares of common stock	(50,000)	(9,856)
Payment of contingent consideration	(23)	—
Net cash used in financing activities	(70,507)	(26,490)
Impact of exchange rate changes on cash	(75)	—
Net decrease in cash and cash equivalents	(13,226)	(10,388)
Cash and cash equivalents- Beginning of period	139,779	330,007
Cash and cash equivalents- End of period	$126,553	$319,619

Supplemental disclosure of cash paid for:
Leased assets obtained in exchange for new operating lease liabilities	$22,449	$20,322
Accruals for property and equipment	213	524

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2022	2021	Change
Installation
Sales	$676,693	$532,753	27.0%

Operating profit, as reported	$112,679	$73,636
Operating margin, as reported	16.7%	13.8%

Rationalization charges	473	—
Acquisition related costs	80	—
COVID-19 pay	—	489
Operating profit, as adjusted	$113,232	$74,125
Operating margin, as adjusted	16.7%	13.9%

Share-based compensation	407	341
Depreciation and amortization	15,685	12,826
EBITDA, as adjusted	$129,324	$87,292	48.2%
EBITDA margin, as adjusted	19.1%	16.4%

Specialty Distribution
Sales	$543,862	$251,601	116.2%

Operating profit, as reported	$70,420	$35,385
Operating margin, as reported	12.9%	14.1%

Acquisition related costs	241	—
COVID-19 pay	—	34
Operating profit, as adjusted	$70,661	$35,419
Operating margin, as adjusted	13.0%	14.1%

Share-based compensation	353	243
Depreciation and amortization	14,030	2,088
EBITDA, as adjusted	$85,044	$37,750	125.3%
EBITDA margin, as adjusted	15.6%	15.0%

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2022	2021	Change
Total net sales
Sales before eliminations	$1,220,555	$784,354
Intercompany eliminations	(51,637)	(41,556)
Net sales after eliminations	$1,168,918	$742,798	57.4%

Operating profit, as reported - segments	$183,099	$109,021
General corporate expense, net	(10,437)	(6,606)
Intercompany eliminations	(8,708)	(6,528)
Operating profit, as reported	$163,954	$95,887
Operating margin, as reported	14.0%	12.9%

Rationalization charges	473	16
Acquisition related costs †	3,076	753
COVID-19 pay	—	523
Operating profit, as adjusted	$167,503	$97,179
Operating margin, as adjusted	14.3%	13.1%

Share-based compensation	3,727	3,111
Depreciation and amortization	30,499	15,519
EBITDA, as adjusted	$201,729	$115,809	74.2%
EBITDA margin, as adjusted	17.3%	15.6%

Sales change period over period	426,120
EBITDA, as adjusted, change period over period	85,920
Incremental EBITDA, as adjusted, as a percentage of change in sales	20.2%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended March 31,
	2022	2021
Gross Profit Reconciliation

Net sales	$1,168,918	$742,798

Gross profit, as reported	$331,201	$197,759

Acquisition related costs	121	—
COVID-19 pay	—	470
Gross profit, as adjusted	$331,322	$198,229

Gross margin, as reported	28.3%	26.6%
Gross margin, as adjusted	28.3%	26.7%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$167,247	$101,872

Rationalization charges	473	16
Acquisition related costs	2,955	753
COVID-19 pay	—	53
Selling, general, and administrative expense, as adjusted	$163,819	$101,050

Operating Profit Reconciliation

Operating profit, as reported	$163,954	$95,887

Rationalization charges	473	16
Acquisition related costs	3,076	753
COVID-19 pay	—	523
Operating profit, as adjusted	$167,503	$97,179

Operating margin, as reported	14.0%	12.9%
Operating margin, as adjusted	14.3%	13.1%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$152,672	$75,499

Rationalization charges	473	16
Acquisition related costs	3,076	753
Refinancing costs and loss on extinguishment of debt	—	13,862
COVID-19 pay	—	523
Income before income taxes, as adjusted	156,221	90,653

Tax rate at 26.0%	(40,617)	(23,570)
Income, as adjusted	$115,604	$67,083

Income per common share, as adjusted	$3.50	$2.02

Weighted average diluted common shares outstanding	33,042,490	33,202,563

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2022	2021
Net sales
Same branch:
Installation	$623,600	$532,753
Specialty Distribution	309,211	251,601
Eliminations	(50,946)	(41,556)
Total same branch	881,865	742,798

Acquisitions (a):
Installation	$53,093	$—
Specialty Distribution	234,651	—
Eliminations	(691)	—
Total acquisitions	287,053	—
Total	$1,168,918	$742,798

Gross profit, as adjusted
Same branch	$261,115	$198,229
Acquisitions (a)	70,207	—
Total	$331,322	$198,229

Gross margin, as adjusted
Same branch (b)	29.6%	26.7%
Acquisitions (c)	24.5%

Operating profit, as adjusted
Same branch	$144,616	$97,179
Acquisitions (a)	22,887	—
Total	$167,503	$97,179

Operating margin, as adjusted
Same branch (b)	16.4%	13.1%
Acquisitions (c)	8.0%

EBITDA, as adjusted
Same branch	$164,769	$115,809
Acquisitions (a)	36,960	—
Total	$201,729	$115,809

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	18.7%
Acquisitions (c)	12.9%
Total (d)	17.3%	15.6%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (e)	35.2%
Acquisitions (c)	12.9%
Total (f)	20.2%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch metric, as adjusted, as a percentage of same branch sales

(c) Acquired metric, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Net income, as reported	$114,711	$59,842
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	11,282	6,526
Income tax expense	37,961	15,657
Depreciation and amortization	30,499	15,519
Share-based compensation	3,727	3,111
Rationalization charges	473	16
Acquisition related costs	3,076	753
Refinancing costs and loss on extinguishment of debt	—	13,862
COVID-19 pay	—	523
EBITDA, as adjusted	$201,729	$115,809

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2021			2022	Trailing Twelve Months Ended
	Q2	Q3	Q4	Q1	March 31, 2022
Net Sales	$834,255	$845,757	$1,063,398	$1,168,918	$3,912,328
Acquisitions proforma adjustment †	220,993	229,760	47,430	2,035	500,218
Net sales, acquisition adjusted	$1,055,248	$1,075,517	$1,110,828	$1,170,953	$4,412,546

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	May 5, 2022	topbuild.com

TopBuild Corp.

2022 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2022
	Low	High
Estimated net income	$447.6	495.4
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	56.0	52.0
Income tax expense	157.3	174.1
Depreciation and amortization	126.1	121.0
Share-based compensation	13.0	10.5
Rationalization charges	2.0	1.0
Acquisition related costs	8.0	6.0
Estimated EBITDA, as adjusted	$810.0	$860.0

NYSE:BLD	May 5, 2022	topbuild.com